Exhibit 99.1

[LOGO OF VIGNETTE]

VIGNETTE APPOINTS BANKING LUMINARY JOSEPH M. GRANT TO ITS BOARD OF DIRECTORS

Texas Capital Bancshares CEO and Former CFO of EDS to Join Vignette Board

AUSTIN, Texas — Nov. 3, 2003 — Vignette Corp. today announced that Joseph M. “Jody” Grant has been appointed to the Vignette board of directors. Currently chairman and CEO of Texas Capital Bancshares Inc. as well as chairman of Texas Capital Bank and its Internet division, BankDirect, Grant brings valuable financial and corporate governance expertise to Vignette’s board, having ascended steadily in banking since launching his career in 1961 at Citibank in New York. Having served as chief financial officer at EDS from 1990 to 1998, Grant also brings technology finance and administration experience to Vignette.

“Jody Grant is one of the industry’s most respected leaders and his diverse and rich experience will be a powerful asset to Vignette,” said Thomas E. Hogan, president and chief executive officer of Vignette. “Jody offers a unique and compelling combination of leadership experience in banking, finance and technology, which will add depth and diversity to our seasoned board.”

“I’m excited about Vignette’s product leadership, the executive team’s focus and discipline, and the market opportunity in front of us,” Grant said. “I look forward to contributing to Vignette’s increasing success.”

As executive vice president and chief financial officer of EDS, Grant was responsible for a financial organization with more than 3,000 employees. He directed its treasury operations, all accounting functions, tax, audit, investor relations, and administrative services. Grant co-led the successful spin-off of EDS from its parent General Motors, then the fourth largest transaction in U.S. history.

In December 2001, leading financial publication American Banker named Grant as its Community Banker of the Year. In addition to serving on Vignette’s board, Grant serves on the boards of KERA, M.D. Anderson Cancer Center, Southern Methodist University’s Tate Lecture Series, Communities Foundation of Texas, and Wingate Partners.

Grant earned a doctorate in finance and economics from The University of Texas in addition to his undergraduate degree from Southern Methodist University. Following completion of his doctorate, Grant served as senior vice president and economist at Houston’s Texas Commerce Bank, where he formulated and implemented the expansion strategy that formed Texas Commerce Bancshares and led the company’s efforts in 35 subsequent acquisitions.

In 1975, Grant joined Texas American Bancshares as president of its flagship bank, Texas American Bank of Fort Worth. In 1982, he became chairman and CEO of the bank and four years later became chairman and CEO of Texas American Bancshares, then the state’s sixth-largest banking organization.

About Vignette Corp.

Vignette (Nasdaq: VIGN) enables enterprises to achieve real-time advantage by rapidly building, deploying and optimizing enterprise Web applications. Vignette powers the enterprise Web for more than 1,600 leading organizations and is headquartered in Austin, Texas. Vignette has offices located throughout the Americas, Europe, Asia and in Australia, and can be found on the Web at http://www.vignette.com/.

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FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products, future sales, market growth and competition. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, Future Losses, Limited Operating History, Fluctuation of Quarterly Revenues and Operating Results, Acquisition Integration, Competition, Dependence on a Small Number of Large Orders, Lengthy Sales Cycle and Product Implementation, Market Awareness of Our Product, Rapid Changes in Technology and New Products, and other factors and risks discussed in the Company’s reports filed from time to time with the Securities and Exchange Commission.

Vignette is a trademark or registered trademark of Vignette Corp. in the United States and other countries.

All other names are the trademarks of their respective companies.

For more information, press only:

Alison Raffalovich	Adrianna Burrows
Vignette Corp.	Waggener Edstrom for Vignette
(512) 741-1214	(512) 527-7023
alison.raffalovich@vignette.com	adriannab@wagged.com

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